Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Subsidiary Name	Incorporated Location	Holding Company (1) or Subsidiary (2)	Percentage Owned
BCD Shanghai Micro-Electronics Company Limited	China	2	100
Canyon Semiconductor Inc.	Taiwan	2	55.34
Diodes (Shanghai) Investment Company Limited	China	1	100
Diodes Electronic (Shenzhen) Company Limited	China	2	100
Diodes Fast Analog Solutions Limited	United Kingdom	2	100
Diodes Fortemedia Technology Co., Ltd.	Cayman Islands	1	100
Diodes Holdings UK Limited	United Kingdom	1	100
Diodes Hong Kong Limited	Hong Kong	1	100
Diodes Investments Taiwan Co., Ltd	Taiwan	1	100
Diodes Japan K.K.	Japan	2	100
Diodes Kaihong (Shanghai) Company Limited	China	2	100
Diodes Korea Inc	Korea	2	100
Diodes Semiconductors GB Limited	United Kingdom	2	100
DiodSent Green Technology (Hong Kong) Limited……	Hong Kong	2	100
DiodSent Green Technology (Wuxi) Co., Ltd…………..	China	2	100
Diodes Kaihong (Shanghai) Company Limited	China	2	100
Diodes (Shanghai) Investment Co. Ltd.	China	2	100
Diodes Singapore Pte. Ltd.	Singapore	2	100
Diodes Taiwan S.a r.l.	Luxembourg	1	100
Diodes Taiwan S.a r.l., Hsinchu Branch	Taiwan	2	100
Diodes Taiwan S.a r.l., Keelung Branch	Taiwan	2	100
Diodes Taiwan S.a r.l., Taiwan Branch (Luxembourg)	Taiwan	2	100
Diodes Technology (Chengdu) Company Limited	China	2	100
Diodes US Manufacturing Incorporated	Unites States	2	100
Diodes Zetex GmbH	Germany	2	100
Diodes Zetex Limited	United Kingdom	2	100
Diodes Zetex Neuhaus GmbH	Germany	2	100
Diodes Zetex Semiconductors Limited	United Kingdom	2	100
DiodSent Green Technology Co., Ltd	Taiwan	2	60
Dyna International Co., Ltd.	Luxembourg	1	100
Dyna International Holding Co., Ltd.	Luxembourg	1	100
Eris Technology Corporation	Taiwan	2	51.07
Erishin Semiconductor Corporation…………………….	Taiwan	2	100
Forever Eagle Incorporation…………………………….	Mauritius	2	100
Fortemedia Holding Company, Ltd.	British Virgin Islands	1	100
Fortemedia, Inc.	United States	2	100
Fortemedia International Ltd.	Cayman Islands	1	100
Fortemedia Korea Ltd.	Korea	2	100
Fortemedia Nanjing Co. Ltd.	China	2	100
Fortemedia Singapore Pte Ltd.	Singapore	2	100
Harvest Joy Holdings Limited…………………………...	Samoa	2	100
Jie Cheng Electronics Trading Limited………………….	China	2	100
Keep High Limited	Seychelles	2	100
Lite-On Microelectronics (Wuxi) Co., Ltd.	China	2	100
Lite-On Semiconductor (Wuxi) Co., Ltd.	China	2	100
Lite-On Semiconductor HK Limited	Hong Kong	1	100
MaxSonics, Inc.	United States	2	100
My-optoelectronics (ShenZhen) Co., Ltd……………….	China	2	100
My-Semi Inc.	Taiwan	2	62.50
Pericom Technology (Shanghai) Company Limited	China	2	100
Pericom Technology (Yangzhou) Corporation	China	2	100
PSE Technology (Shandong) Corporation	China	2	100
PSE Technology Corporation	Taiwan	2	100
Savitech Corp.	Taiwan	2	55.07

Shanghai Kaihong Electronic Company Limited.	China	2	95
Shanghai Kaihong Technology Company Limited.	China	2	95
Shanghai Seeful Electronic Co., Ltd.	China	2	100
Shenzhen Savitech Inc…………………………………...	China	2	100
Smart Power Holdings Group Co., Ltd.	British Virgin Islands	1	100
TF Semiconductor Solutions, Inc	Delaware	2	56.91
WBG Power Systems (Cayman) Co., Ltd.	Cayman Islands	1	65
Yea Shin Technology Co., Ltd.	Taiwan	2	100